Exhibit 23.3

                            Consent of AJ. Robbins PC

                               AJ. ROBBINS, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                              216 SIXTEENTH STREET
                                   SUITE 600
                                DENVER, CO 80202

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of USURF America, Inc., on Form S-8, of our report dated March 11, 2005, (which includes an emphasis paragraph relating to the Company's ability to continue as a going concern) for the year ended December 31, 2004 and all references to our firm included in this Registration Statement.


                                        /s/ AJ. ROBBINS, P.C.

                                        AJ. ROBBINS, P.C.
                                        CERTIFIED PUBLIC ACCOUNTANTS

Denver Colorado
May 5, 2005